UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report: November 30, 2007
(Date of earliest event reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (I.R.S. Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2007, Cincinnati Bell Any Distance, Inc. (“CBAD”), a Delaware corporation and wholly-owned subsidiary of Cincinnati Bell Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of the assets of eGIX, Inc. and EGIX Network Services, Inc., both Indiana corporations, as well as substantially all of the assets of their subsidiaries (collectively, eGIX, Inc., EGIX Network Services, Inc. and all of their subsidiaries are referred to as “EGIX”). CBAD provides long distance, audio conferencing, and internet protocol voice services to businesses and residential customers in the Greater Cincinnati and Dayton, Ohio areas. EGIX is a facilities based registered competitive local exchange carrier that offers managed internet protocol solutions to small and medium sized enterprises primarily located in the Midwest. These services include internet protocol voice and data services, high-speed internet access, local line services, information technology services and business applications and messaging services.
CBAD has agreed to acquire the assets of EGIX for a purchase price of $18,000,000 in cash, subject to adjustment as provided in the Purchase Agreement, plus contingent consideration of approximately $5 million to be paid over two years. CBAD will retain the management of EGIX to assist with the operation of the EGIX business and integration of that business into CBAD. Closing of the transaction will take place upon the satisfaction of customary closing conditions, including all required regulatory approvals, and is expected to occur in the first quarter of 2008.
Item 7.01 Regulation FD Disclosure.
On December 6, 2007, the Company issued a press release announcing the entry into the Purchase Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Further, the description of the Purchase Agreement set forth under Item 1.01 is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of December 6 2007, entitled “Cincinnati Bell Inc. to Acquire Voice and Data Solutions Provider eGIX”

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
Date: December 6, 2007	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary